Exhibit 99.2

April 11, 2019 4th Quarter Fiscal 2019 SUPPLEMENTAL INFORMATION

Cautionary Statement Regarding Forward Looking Statements Statements in this presentation that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid’s outlook and guidance for fiscal 2020; the expected timing and the ability to complete the subsequent closings of the sale of the remaining Rite Aid distribution centers and related assets to Walgreens Boots Alliance, Inc. ("WBA"); Rite Aid’s competitive position and ability to implement new strategies following completion of such transaction with WBA; and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements; general economic, industry, market, competitive, regulatory and political conditions; our ability to improve the operating performance of our stores in accordance with our long term strategy; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; outcomes of legal and regulatory matters; changes in legislation or regulations, including healthcare reform; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; risks related to the pending sale of the remaining Rite Aid distribution centers and related assets to WBA, including the possibility that the transactions may not close, or the business of Rite Aid may suffer as a result of uncertainty surrounding the pending transactions; our ability to successfully execute and achieve benefits from our leadership transition plan and organizational restructuring, including our chief executive officer search process, and to manage the transition to a new chief executive officer and other management; the potential for operational disruptions due to, among other things, concerns of management, employees, current and potential customers, other third parties with whom we do business and shareholders; the success of any changes to our business strategy that may be implemented under our new chief executive officer and other management; our ability to achieve cost savings through the organizational restructurings within the anticipated timeframe, if at all; possible changes in the size and components of the expected costs and charges associated with the organizational restructuring plan; and the outlook for and future growth of the Company. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission (the “SEC”), which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this presentation, whether as a result of new information, future events, changes in assumptions or otherwise. SAFE HARBOR STATEMENT 2

Cautionary Note Regarding Pro Forma Information The following presentation provides certain pro forma information regarding the impact of Rite Aid’s pending sale of distribution centers and assets to WBA on Rite Aid’s results of operations and capital structure. The pro forma information is for illustrative purposes only, was prepared by management in response to investor inquiries and is based upon a number of assumptions. The pro forma information assumes the completion of all the asset sales when they will actually take place over an extended period of time. Additional items that may require adjustments to the pro forma information may be identified and could result in material changes to the information contained herein. The information in this presentation is not necessarily indicative of what actual financial results of Rite Aid would have been had the sale occurred on the dates or for the periods indicated, nor does it purport to project the financial results of Rite Aid for any future periods or as of any date. Such pro forma information has not been prepared in conformity with Regulation S-X. Rite Aid’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, they do not express an opinion or provide any form of assurance with respect thereto. The information in this presentation should not be viewed in replacement of results prepared in compliance with Generally Accepted Accounting Principles or any pro forma financial statements subsequently required by the rules and regulations of the SEC. SAFE HARBOR STATEMENT 3

NON-GAAP FINANCIAL MEASURES The following presentation includes the non-GAAP financial measures, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share, Adjusted EBITDA Gross Profit and Adjusted EBITDA SG&A. Rite Aid defines Adjusted EBITDA as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, goodwill and intangible asset impairment charges, inventory write-downs related to store closings, loss on debt retirements, the WBA merger termination fee, and other items (including stock-based compensation expense, merger and acquisition-related costs, a non-recurring litigation settlement, severance and costs related to facility closures and gain or loss on sale of assets). The current calculation of Adjusted EBITDA reflects a modification made in the second quarter of fiscal 2019 to eliminate the add back of revenue deferrals related to our customer loyalty program and to present amounts previously included within other as separate reconciling items. The presentation includes a reconciliation of Adjusted EBITDA to net income (loss), which is the most directly comparable GAAP financial measure. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share exclude amortization expense, merger and acquisition-related costs, a non-recurring litigation settlement, loss on debt retirements, LIFO adjustments, goodwill and intangible asset impairment charges and the WBA merger termination fee. The current calculations of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share reflect a modification made in the second quarter of fiscal 2019 to add back all amortization expenses rather than the amortization of EnvisionRx intangible assets only. Additionally, the add back of LIFO (credit) charge when calculating Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share removes the entire impact of LIFO (credits) charges, and effectively reflects Rite Aid’s results as if the company was on a FIFO inventory basis. The presentation includes a reconciliation of Adjusted Net Income (Loss) to net income (loss), which is the most directly comparable GAAP financial measure. Adjusted EBITDA Gross Profit includes LIFO adjustments, depreciation and amortization (COGS portion only) and other items. The presentation includes a reconciliation of Adjusted EBITDA Gross Profit to Revenue, which is the most directly comparable GAAP financial measure. Adjusted EBITDA SG&A excludes depreciation and amortization (SG&A portion only), stock-based compensation expense, merger and acquisition-related costs, litigation settlement and other items. The presentation includes a reconciliation of Adjusted EBITDA SG&A to Revenue, which is the most directly comparable GAAP financial measure. 4

On December 20, 2018, we completed the refinancing of our $2.7 billion revolving credit facility with: $2.7 billion revolving credit facility $450 million FILO term loan Refinancing extends our maturities out to 2023 and provides additional liquidity No significant changes in the facility covenants and company in compliance with all covenants REFINANCING COMPLETED 5

On March 21, 2019, Rite Aid stockholders approved a reverse stock split of the Company's common stock On April 10, 2019, Rite Aid's Board of Directors approved a reverse stock split ratio of 1:20 The stock split will be effective as of the opening of trading on Monday, April 22, 2019 REVERSE STOCK SPLIT 6

Q4 - FISCAL 2019 SUMMARY 7 ($ in millions, except per share amounts) Note: Data on this slide and throughout the presentation is on a continuing operations basis.

Q4 - FISCAL 2019 RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA 8 ($ in thousands)

Q4 - FISCAL 2019 RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS 9 ($ in thousands, except per share amounts)

Q4 - FISCAL 2019 SUMMARY - RETAIL PHARMACY SEGMENT 10 ($ in millions) (1) Refer to slides 12 and 13 for the reconciliations of these non-GAAP measures to their applicable GAAP measures.

Retail Pharmacy Segment revenue decreased $28.2 million. Same store sales increased 0.7%, driven primarily by a 0.8% increase in same store script count. The increase in same store sales was offset by the closure of 82 stores in Fiscal 2019. Adjusted EBITDA Gross Profit decreased $54.5 million and Adjusted EBITDA Gross Margin decreased by 117 bps. Adjusted EBITDA gross profit decreased primarily due to reimbursement rate pressure that the company was not able to fully offset with generic drug purchasing efficiencies and increases in prescriptions filled in comparable stores. Additionally, Adjusted EBITDA Gross Profit was negatively impacted by a decline in front-end same store sales and increases in distribution costs driven by the realignment of stores within our distribution. Adjusted EBITDA SG&A was $29.1 million better than the prior year. TSA fee income was $15.4M this year compared to $8.2M last year. Adjusted EBITDA SG&A was also positively impacted by a decrease in employee salaries and benefits and lower advertising expenses. Q4 - FISCAL 2019 SUMMARY – RETAIL PHARMACY SEGMENT 11

RECONCILIATION OF ADJUSTED EBITDA GROSS PROFIT - RETAIL PHARMACY SEGMENT 12 ($ in millions)

RECONCILIATION OF ADJUSTED EBITDA SG&A - RETAIL PHARMACY SEGMENT 13 ($ in millions)

PHARMACY SERVICES SEGMENT RESULTS 14 ($ in millions)

Revenues increased $17.8 million, primarily due to an increase in our Medicare Part D membership Adjusted EBITDA increased $4.5 million year-over-year, primarily due to growth in our Medicare Part D membership, partially offset by SG&A investments we have made to support our current year and future growth Q4 - FY 2019 SUMMARY – PHARMACY SERVICES SEGMENT 15

Front End Sales Rx Sales COMPARABLE STORE SALES GROWTH 16 Script Count (1) (1) Script count growth shown on a 30-day equivalent basis. FY 2016 FY 2017 FY 2018 FY 2019

CAPITALIZATION TABLE 17 ($ in thousands) Note: Debt in the capitalization table is shown net of unamortized debt issuance costs.

PRO FORMA LEVERAGE RATIO 18 ($ in thousands)

FY 2020 GUIDANCE 19 ($ in thousands)

FY 2020 GUIDANCE (cont.) 20 ($ in thousands, except per share amounts)

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